As filed with the Securities and Exchange Commission on March 29, 2017

Registration Nos. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

FLUSHING FINANCIAL CORPORATION
(Exact name of each registrant as specified in its certificate of incorporation)

________________________

DELAWARE
(State or other jurisdiction of incorporation or organization of each registrant)
11-3209278
(I.R.S. Employer Identification No.)
220 RXR PLAZA UNIONDALE, NEW YORK 11556 (718) 961-5400
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

________________________

JOHN R. BURAN

CHIEF EXECUTIVE OFFICER

FLUSHING FINANCIAL CORPORATION

220 RXR PLAZA

UNIONDALE, NEW YORK 11556

(718) 961-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

________________________

Copy to:

GARY J. SIMON

HUGHES HUBBARD & REED LLP

ONE BATTERY PARK PLAZA

NEW YORK, NEW YORK 10004

(212) 837-6770

________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)(2)	(1)(2)	N/A
Preferred Stock	(1)	(1)(2)	(1)(2)	N/A
Depository Shares	(1)(3)	(1)(2)	(1)(2)	N/A
Common Stock	(1)	(1)(2)	(1)(2)	N/A
Warrants(4)	(1)	(1)(2)	(1)(2)	N/A
Total	(1)(3)	100%	$200,000,000	$23,180(2)

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The selling security holders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate aggregate number and amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, as shall have an aggregate initial offering price not to exceed $200,000,000 exclusive of accrued dividends and interest, if any. The debt securities, preferred stock, depository shares and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depository shares. Unutilized filing fees of $5,552.50 were previously paid with respect to securities registered by the registrant pursuant to a Form S-3 (File No. 333-195182) initially filed with the Securities and Exchange Commission on April 10, 2014. The balance of the filing fee hereunder in the amount of $17,627.50 is paid herewith corresponding to the registration of the securities covered hereby in accordance with Rule 415(a)(6).
(3)	Such indeterminate number of depository shares to be evidenced by depository receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depository receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depository under the deposit agreement.
(4)	Warrants represent rights to purchase debt securities, common stock, depository shares or preferred stock registered hereunder.

PROSPECTUS

FLUSHING FINANCIAL CORPORATION

$200,000,000

Debt Securities Preferred Stock Depository Shares Common Stock Warrants

________________________

These securities may be offered and sold from time to time by us and also may be offered and sold by one or more selling security holders to be identified in the future, in one or more offerings, up to a total dollar amount of $200,000,000 (or the equivalent in foreign currency or currency units). We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in these securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

Flushing Financial Corporation’s common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”

________________________

Investing in the securities involves certain risks. See “ Risk Factors ” beginning on page 5 of this prospectus and on page 44 of our annual report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is ______, 2017.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	2
ABOUT THIS DOCUMENT	3
WHERE YOU CAN FIND MORE INFORMATION	4
ABOUT FLUSHING FINANCIAL CORPORATION	4
RISK FACTORS	5
USE OF PROCEEDS	6
CONSOLIDATED EARNINGS RATIOS	6
VALIDITY OF SECURITIES	6
EXPERTS	6

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our business and management’s beliefs and assumptions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

Future Factors include that: changes in interest rates may significantly impact our financial condition and results of operations; our lending activities involve risks that may be exacerbated depending on the mix of loan types; failure to effectively manage our liquidity could significantly impact our financial condition and results of operations; our ability to obtain brokered deposits as an additional funding source could be limited; the markets in which we operate are highly competitive; our results of operations may be adversely affected by changes in national and/or local economic conditions; changes in laws and regulations could adversely affect our business; current conditions in, and regulation of, the banking industry may have a material adverse effect on our results of operations; the FDIC’s adopted restoration plan and the related increased assessment rate schedule may have a material effect on our results of operations; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyberattacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; we may experience increased delays in foreclosure proceedings; we may need to recognize other-than-temporary impairment charges in the future; our inability to hire or retain key personnel could adversely affect our business; we are not required to pay dividends on our common stock; goodwill recorded as a result of acquisitions could become impaired, negatively impacting our earnings and capital; and we may not fully realize the expected benefit of our deferred tax assets.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which Flushing and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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ABOUT THIS DOCUMENT

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement at the SEC’s Public Reference Room as well as through the SEC’s internet site, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. Flushing also maintains a Web site (http://www.flushingbank.com ) where information about Flushing and its subsidiaries can be obtained. The information contained in the Flushing Web site is not part of this prospectus. You may also inspect copies of these filings and other information at the offices of the Nasdaq Stock Market, Inc., One Liberty Plaza, 165 Broadway, New York, NY 10006.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be “furnished” and not filed with the SEC) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015.

•	The description of our common stock contained in the registration statement on Form 8-A, filed on September 25, 1995 with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Flushing Financial Corporation
220 RXR Plaza
Uniondale, New York 11556
(718) 961-5400

ABOUT FLUSHING FINANCIAL CORPORATION

Flushing Financial Corporation is a Delaware corporation and is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. The principal executive offices of Flushing are located at 220 RXR Plaza, Uniondale, New York 11556. The telephone number for Flushing is (718) 961-5400.

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RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1 under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus as set forth in the applicable prospectus supplement.

CONSOLIDATED EARNINGS RATIOS

The following table sets forth our consolidated ratio of earnings to fixed charges (from continuing operations) for each of the periods shown:

	Year Ended December 31,
	2016		2015		2014		2013		2012
	(Dollars in thousands)
Earnings:
Add:
Net income before income taxes, net of building sales	$58,001	(1)	$66,839	(2)	$72,812		$60,708		$56,178
Fixed charges (from below)	53,911		49,726		49,554		52,284		63,275
Total earnings for purposes of ratios	$111,912		$116,565		$112,366		$112,992		$119,453
Fixed Charges:
Total deposit interest expense	$33,350		$30,336		$30,044		$32,037		$40,382
Other borrowing interest expense	20,561		19,390		19,510		20,247		22,893
Total fixed charges for purposes of ratios	$53,911		$49,726		$49,554		$52,284		$63,275
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	3.82	x	4.45	x	4.73	x	4.00	x	3.45	x
Including interest on deposits	2.08	x	2.34	x	2.47	x	2.16	x	1.89	x

(1)	Excludes $48,018 attributable to the gain on sale of buildings during the period. Including the gain on sale of buildings, earnings to fixed charges, excluding interest on deposits, is 6.16x and earnings to fixed charges including interest on deposits is 2.97x.

(2)	Excludes $6,537 attributable to the gain on sale of buildings during the period. Including the gain on sale of buildings, earnings to fixed charges, excluding interest on deposits, is 4.78x and earnings to fixed charges, including interest on deposits, is 2.48x.

The ratios of earnings to fixed charges are computed by dividing (1) income (loss) before income taxes and fixed charges by (2) total fixed charges. For purposes of computing the foregoing ratios, earnings represent continuing operations income (loss) before applicable income taxes and fixed charges. Fixed charges, including interest on deposits, include all interest expense. Fixed charges, excluding interest on deposits, includes interest expense (other than on deposits).

VALIDITY OF SECURITIES

The validity of the securities may be passed upon for us by Hughes Hubbard & Reed LLP, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents.

EXPERTS

The financial statements of Flushing Financial Corporation as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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Grant Thornton, LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014 as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements for the year ended December 31, 2014 have been so incorporated by reference in reliance on the report of Grant Thornton, LLP upon the authority of said firm as experts in accounting and auditing in giving said report.

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FLUSHING FINANCIAL CORPORATION

$200,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITORY SHARES

COMMON STOCK

GUARANTEES

WARRANTS

________________________

PROSPECTUS

________________________

______, 2017

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

Registration Statement filing fees	$23,180	(1)
Blue Sky fees and expenses	0
Printing and engraving expenses	0
Legal fees and expenses	20,000
Accounting fees and expenses	25,000
Miscellaneous	0
Total	$68,180

(1)	Unutilized filing fees of $5,552.50 were previously paid with respect to securities registered by the registrant pursuant to a Form S-3 (File No. 333-195182) initially filed with the Securities and Exchange Commission on April 10, 2014. The balance of the filing fee hereunder in the amount of $17,627.50 is paid herewith corresponding to the registration of the securities covered hereby in accordance with Rule 415(a)(6).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Similar indemnification is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) he shall not have been adjudged liable to the corporation.  Any such indemnification (unless ordered by a court) may be made by the corporation only as authorized in each specific case by the corporation upon a determination that indemnification of the present or former director, officer, employee or agent is proper because such person has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, a majority vote of disinterested directors, a committee of disinterested directors or by independent legal counsel in a written opinion, if there are no such directors or if such directors so direct.

Section 145 of the DGCL also authorizes a corporation to pay the expenses (including attorneys’ fees) incurred by an officer or director in defending any such proceedings in advance of their final disposition.  Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified pursuant to Section 145 of the DGCL.  The DGCL also provides that its provisions regarding indemnification and advancement of expenses are not exclusive of other rights which may be provided by bylaw, agreement, or otherwise.

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Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against or incurred by such person in any such capacity, or arising out of such status, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article TENTH of our Certificate of Incorporation limits the personal liability of directors in specified circumstances and sets forth circumstances under which our directors, officers, employees and agents may be indemnified against liability which they incur in their capacities as such.  Article TENTH provides as follows:

TENTH.

(A) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

(B) The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving, in any capacity, at the request of the Corporation, any other corporation, partnership, joint venture, trust, association or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against judgments, fines, penalties, amounts paid in settlement, and expenses (including attorneys’ fees and expenses, expenses and cost of investigations, and expenses of enforcement of such person’s rights under this Article TENTH) incurred by such person in connection with such Proceeding; provided, however, that no such indemnification shall be required for amounts paid in any settlement or other nonadjudicated disposition of any Proceeding unless the Board of Directors of the Corporation has given its prior consent to such settlement or disposition.

(C) The right to indemnification conferred by this Article TENTH shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect.  The right to indemnification conferred on such persons by this Article TENTH shall be a contract right and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(D) The Corporation may, to the extent authorized from time to time by the Board of Directors, indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any Proceeding, by reason of the fact that such person is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity.

The rights and authority conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

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Notwithstanding anything to the contrary contained in this Article TENTH, the Corporation shall not indemnify any person in connection with any Proceeding initiated by such person against any other person or entity other than the Corporation or any Subsidiary unless such Proceeding was authorized by the Board of Directors of the Corporation.

Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

We have entered into Indemnity Agreements with each of our directors and executive officers, which provide for mandatory indemnification for each such person to the full extent permitted by law against judgments, fines, amounts paid in settlement in connection with any claim arising out of such person’s service to us unless he was adjudicated to have acted in bad faith, deliberate dishonesty or for personal gain.  The agreements provide for advancement of expenses and specify procedures for determining entitlement to indemnification in a particular case.

We maintain insurance coverage under which our officers and directors are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such officers and directors.

For the undertaking with respect to indemnification, see Item 17 in this Registration Statement.

ITEM 16. EXHIBITS.

The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the accompanying Exhibit Index.

ITEM 17. UNDERTAKINGS.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under Section 305(b)(2) of the Act.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uniondale, New York on March 28, 2017.

FLUSHING FINANCIAL CORPORATION

/s/ John R. Buran
John R. Buran, Chief Executive Officer

We the undersigned directors and/or officers of Flushing Financial Corporation, a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby constitute and appoint John R. Buran, Susan K. Cullen and Maria A. Grasso, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the “Registration Statement”) on Form S-3 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder, of (i) the Corporation’s debt securities (“Debt Securities”), (ii) shares of the Corporation’s common stock (“Common Stock”), (iii) shares of the Corporation’s preferred stock (“Preferred Stock”), (iv) warrants for the purchase of Debt Securities, Common Stock, Depository Shares (as hereinafter defined) or Preferred Stock (“Warrants”) and (v) guarantees by the Corporation, with a proposed maximum aggregate offering price for such Debt Securities, Common Stock, Preferred Stock and Warrants of up to $200,000,000, plus (i) an indeterminate number of shares of Common Stock issuable (A) upon conversion of shares of Preferred Stock, to the extent any of such shares of Preferred Stock are by their terms convertible into Common Stock or (B) upon exercise of Warrants, (ii) an indeterminate number of shares of Preferred Stock (A) in the form of depository shares (“Depository Shares”) to be evidenced by depository receipts to be issued pursuant to a Deposit Agreement in the event the Corporation elects to offer to the public fractional interests in shares of Preferred Stock and (B) upon exercise of Warrants and (iii) an indeterminate amount of Debt Securities issuable upon exercise of Warrants; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate; and each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated on March 28, 2017.

Signature	Title

/s/ John R. Buran	Chief Executive Officer and Director
John R. Buran	(Principal Executive Officer)

/s/ Susan K. Cullen	Chief Financial Officer
Susan K. Cullen	(Principal Financial and Accounting Officer)

/s/ Alfred A. DelliBovi
Alfred A. DelliBovi	Chairman of the Board

/s/ James D. Bennett
James D. Bennett	Director

/s/ Steven J. D’Iorio
Steven J. D’Iorio	Director

/s/ Louis C. Grassi
Louis C. Grassi	Director

/s/ Thomas S. Gulotta
Thomas S. Gulotta	Director

/s/ Sam S. Han
Sam S. Han	Director

/s/ John J. McCabe
John J. McCabe	Director

/s/ Donna M. O’Brien
Donna M. O’Brien	Director

/s/ John E. Roe, Sr.
John E. Roe, Sr.	Director

/s/ Michael J. Russo
Michael J. Russo	Director

/s/ Caren C. Yoh
Caren C. Yoh	Director

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EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT
1.1	Form of Underwriting Agreement for Debt Securities, Common Stock, Preferred Stock, Depository Shares and Warrants.*
3.1

Certificate of Incorporation of Flushing Financial Corporation. (Incorporated by reference to Exhibits filed with the Registration Statement on Form S-1 filed September 1, 1995, Registration No. 33-96488.)

3.2	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation (Incorporated by reference to Exhibits filed with Form S-8 filed May 31, 2002.)
3.3	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation. (Incorporated by reference to Exhibits filed with Form 10-K for the year ended December 31, 2011.)
3.4

Certificate of Designations of Series A Junior Participating Preferred Stock of Flushing Financial Corporation. (Incorporated by reference to Exhibits filed with Form 10-Q for the quarter ended September 30, 2002.)

3.5

Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock of Flushing Financial Corporation. (Incorporated by reference to Exhibit filed with Form 8-K filed September 27, 2006.)

3.6	Amended and Restated By-Laws of Flushing Financial Corporation. (Incorporated by reference to Exhibits filed with Form 10-Q for the quarter ended June 30, 2014.)
4.1

Subordinated Indenture, dated as of December 12, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee. (Incorporated by reference to Exhibit 4.1 filed with Form 8-K filed December 12, 2016.)

4.2

First Supplemental Indenture, dated as of December 12, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee, including the form of the Notes attached as Exhibit A thereto. (Incorporated by reference to Exhibit 4.2 filed with Form 8-K filed December 12, 2016.)

5.1	Opinion of counsel as to the validity of the securities.**
12.1	Computations of Consolidated Ratios of Earnings to Combined Fixed Charges.**
23.1	Consent of BDO USA, LLP.**
23.2	Consent of Grant Thornton LLP.**
23.3	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in Signatures on pages II-6-7).**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.